EXHIBIT 10.2
THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $25,000,000	November 19, 2024
FOR VALUE RECEIVED, Ibex Limited, an exempted company incorporated in Bermuda (the “Company”), as the borrower, hereby unconditionally promises to pay to the order of The Resource Group International Limited, an exempted company incorporated in Bermuda (“TRGI”), as the noteholder, the principal amount of Twenty-Five Million dollar ($25,000,000) (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (this “Note”). The Company and TRGI are referred to herein individually as a “party” and collectively as “parties”.
1.Use of Proceeds. The Company shall use the proceeds of this Note solely to fund the repurchase of common shares, par value $0.0001 per share, of the Company (each a “Company Share” and collectively, the “Company Shares”) from TRGI of 3,562,341 Company Shares, pursuant to a Purchase Agreement, dated hereof, by and between the Company and TRGI.
2.Maturity and Prepayment.
a.This Note shall have no fixed maturity date.
b.During the Term (as defined below) of this Note, the Company may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of the prepayment.
c.If the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall repay TRGI in cash in an amount equal to the outstanding principal amount of this Note plus any unpaid accrued interest thereon. For purposes of this Note, a “Change of Control” means (i) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; (iii) the sale or transfer of all or substantially all of the Company’s assets; provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled or converted or a combination thereof; or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the actions or events set forth in clauses (i) through (iii) above.
3.Interest.
a.Interest Rate. Except as provided in Section 3(c), the principal amount outstanding under this Note from time to time shall bear interest at a rate per annum (the “Interest Rate”) equal to seven percent (7%).
b.Interest Payment Dates. Interest shall be payable in cash monthly in arrears within fifteen (15) days following the end of each month.
c.Computation of Interest. All computations of interest hereunder shall be made on the basis of a year of 365 days, and the actual number of days elapsed. Interest shall begin to accrue on the Loan on the date of this Note. For any portion of the Loan that is repaid, interest shall not accrue on the date on which such payment is made. Interest shall be compounded monthly if not paid timely.
d.Interest Rate Limitation. If at any time the Interest Rate payable on the Loan shall exceed the maximum rate of interest permitted under applicable law, such Interest Rate shall be reduced automatically to the maximum rate permitted.
e.Interest Accrual. If a Conversion Notice (defined below) is issued or a Change of Control occurs, all interest on this Note shall be deemed to have stopped accruing as of the date of the Conversion Note, or in the event of a Change of Control, the date selected by the Company that is up to 10 days prior to the signing of the definitive agreement for the Change of Control.
4.Conversion. During the Term of this Note, during any Conversion Period (as defined below), TRGI may elect to convert all of the then unpaid principal and accrued but unpaid interest under the Loan (the “Conversion Amount”), in whole but not in part, into the number of fully paid and non-assessable Company Shares equal to the Conversion Amount divided by the Conversion Price, as set forth in this Section 4 (the “Conversion”).
a.Notice of Conversion; Surrender of Note. If TRGI wishes to elect for the Conversion, it shall send to the Company a written notice (the date of such notice being herein referred to as the “Conversion Date”), in substantially the form attached hereto as Exhibit A (the “Conversion Notice”), electing to exercise its Conversion right pursuant to this Section 4.
b.Conversion Price. The Conversion Price per share (the “Conversion Price”) shall equal the volume weighted average trading price of a Company Share on the Nasdaq Global Market during the thirty (30) days immediately prior to the Conversion Date; provided that the Conversion Price shall in no event be less than $13.10 and no more than $19.65. The Conversion Price shall be equitably adjusted for any stock splits, stock dividends, or other similar events which occur during the VWAP period, such that the VWAP is calculated using the per share trading price after such stock split, stock dividend or similar event.
c.Conversion Period; Extension of the Note. TRGI may elect for the Conversion at any time during the fifteen (15) days following November 18, 2025 and during the fifteen (15) days following each six month anniversary of November 18, 2025 (each such fifteen-day period, a “Conversion Period”). This Note is extended automatically for six-month periods during the Term of this Note.
d.Procedure for Conversion. In connection with any conversion of this Note, TRGI shall surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company. The Company shall not be required to issue or deliver the Company Shares into which this Note may convert until TRGI has surrendered this Note to the Company and delivered to the Company any such documentation. Upon the conversion of this Note into Company Shares pursuant to the terms hereof, in lieu of any fractional shares to which TRGI would otherwise be entitled, the Company shall pay TRGI cash equal to such fraction multiplied by the Conversion Price.
e.Issuance of Company Shares. No later than ninety (90) days following the Conversion Date, the Company shall issue to TRGI such number of the Company Shares equal to the Conversion Amount divided by the Conversion Price, rounded up or down to the nearest whole share. The Company shall at all times when this Note remains outstanding reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of this Note, such number of its duly authorized Company Shares as shall from time to time be sufficient to effect the conversion of this Note at the minimum Conversion Price.
5.Termination; Term of the Note. This Note shall terminate upon the earlier of (i) prepayment in full of the Note in accordance with Section 2 hereof and (ii) the date that all of the outstanding principal and accrued but unpaid interest amounts of the Loan have been converted into Company Shares in accordance with Section 4 hereof (the period from issuance of the Note until such termination, the “Term”).

6.Payment Mechanics.
a.Manner of Payment. All payments of principal and interest shall be made in U.S. dollars. Such payments shall be made by cashier’s check, certified check, or wire transfer of immediately available funds to an account specified by TRGI in Exhibit B or such other account prior thereto.
b.Application of Payments. All payments shall be applied, first, to accrued interest, and, second, to principal outstanding under this Note.
c.Business Day. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and interest shall be calculated to include such extension. “Business Day” means a day other than Saturday, Sunday, or other day on which commercial banks in New York, NY are authorized or required by law to close.
7.Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:
a.Failure to Pay. The Company fails to pay (i) any interest on the Loan within fifteen (15) days after the date such amount is due; or (ii) any other amount due hereunder within ten (10) days after such amount is due.
b.Bankruptcy; Insolvency.
(i)The Company institutes a voluntary case seeking relief under any law relating to bankruptcy, insolvency, reorganization, or other relief for debtors.
(ii)An involuntary case is commenced seeking the liquidation or reorganization of the Company under any law relating to bankruptcy or insolvency, and such case is not dismissed or vacated within sixty (60) days of its filing.
(iii)The Company makes a general assignment for the benefit of its creditors.
(iv)The Company is unable, or admits in writing its inability, to pay its debts as they become due.
(v)A case is commenced against the Company or its assets seeking attachment, execution, or similar process against all or a substantial part of its assets, and such case is not dismissed or vacated within sixty (60) days of its filing.
8.Remedies. Upon the occurrence and during the continuance of an Event of Default, TRGI may, at its option, by written notice to the Company declare the outstanding principal amount of the Loan, accrued and unpaid interest thereon, and all other amounts payable hereunder immediately due and payable; provided, however, if an Event of Default described in

Section 7(b)(i), (b)(iii) or (b)(iv) shall occur, the outstanding principal amount, accrued and unpaid interest, and all other amounts payable hereunder shall become immediately due and payable without notice, declaration, or other act on the part of TRGI.
9.Miscellaneous.
a.Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by hand delivery, mail (registered or certified, postage prepaid, return receipt requested) or electronic mail to the respective parties hereto addressed as follows:
If to the Company:
Ibex Limited
1717 Pennsylvania Ave NW
Suite 825
Washington DC 20006
Attention: Christy O’Connor, Chief Legal Officer
Email: christy.oconnor@ibex.co
With a copy to (which shall not constitute notice):
Gibson, Dunn & Crutcher LLP
3161 Michelson Drive
Irvine, CA 92612-4412
Attention: David C. Lee
E-mail: DLee@GibsonDunn.com
If to TRGI:
The Resource Group International Limited
1717 Pennsylvania Ave NW
Suite 825
Washington DC 20006
Attention: Pat Costello
Email: Pat.Costello@trgworld.com
With a copy to (which shall not constitute notice):
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Adam Fleisher
Email: afleisher@cgsh.com

b.Specific Performance. The parties acknowledge and agree that the other party would be irreparably injured by a breach of this Note and that money damages are an inadequate remedy for an actual or threatened breach of this Note. Accordingly, the parties agree to the granting of specific performance of this Note and injunctive or other equitable relief as a remedy for any such breach or threatened breach, without proof of actual damages, and further agree to waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Note but shall be in addition to all other remedies available at law or equity. In the event either party institutes any legal action to enforce such party’s rights under, or recover damages for breach of, this Note, the prevailing party in such action shall be entitled to recover from the other party all costs and expenses, including, without limitation, reasonable attorneys’ fees, court costs, witness fees, disbursements and any other expenses of litigation or negotiation incurred by such prevailing party.
c.No Waiver. Any waiver by any party hereto of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of a party hereto to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. No waiver shall be effective unless done in writing signed by duly authorized representatives of the parties hereto.
d.Severability. If any term, provision, covenant or restriction of this Note is held by a court of competent jurisdiction or other authority to be invalid or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Note shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding. The parties agree that the court making any such determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of, delete specific words or phrases in, or replace any such invalid or unenforceable provision with one that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable provision, and this Note shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.
e.Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that this Note (and any of the rights, interests or obligations of any party hereunder) may not be assigned by any party without the prior written consent of the other parties hereto (such consent not to be unreasonably withheld). Any purported assignment of a party’s rights under this Note in violation of the preceding sentence shall be null and void.

f.Entire Agreement; Amendments. This Note (including any Exhibits hereto, if any) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and, except as expressly set forth herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. This Note may be amended only by a written instrument duly executed by the parties hereto or their respective permitted successors or assigns.
g.Headings. The section headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note.
h.Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to choice of law principles thereof that would cause the application of the laws of any other jurisdiction.
i.Submission to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the federal or state courts of the State of New York (the “Chosen Courts”) in the event any dispute arises out of this Note or the transactions contemplated herein, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Note or the transactions contemplated herein in any court other than the Chosen Courts, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law.
j.Counterparts; Facsimile. This Note may be executed in counterparts, including by facsimile or PDF electronic transmission, including DocuSign, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
k.Further Assurances. Upon the terms and subject to the conditions of this Note, each of the parties hereto agrees to execute such additional documents, to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate or make effective, in the most expeditious manner practicable, the transactions contemplated herein.
l.Interpretation. The parties acknowledge and agree that this Note has been negotiated at arm’s length and among parties equally sophisticated and knowledgeable in the matters covered hereby. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Note against the party that has drafted it is not applicable and is hereby waived.
m.Exemption from Section 16(b). At any time upon TRGI’s reasonable request, including if TRGI elects for the Conversions at any time during which TRGI is an “insider” of the Company subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (including during any applicable six-month “tail” period thereafter), the Company shall request its Board of Directors to approve such transaction as an “acquisition from the issuer” or a “disposition to the issuer,” as applicable, pursuant to Rule 16b-3 under the Exchange Act.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed as of the day and year first written above.
COMPANY:

IBEX LIMITED
By: /s/ Robert T. Dechant
Name: Robert T. Dechant
Title: Chief Executive Officer and President

TRGI:
THE RESOURCE GROUP INTERNATIONAL LIMITED

By: /s/ Hasnain Aslam
Name: Hasnain Aslam
Title: Chief Investment Officer and Director

[Signature Page to Promissory Note]

EXHIBIT A
FORM OF CONVERSION NOTICE
___________, 20__ (the “Conversion Date”)
IBEX LIMITED
Attention: Christy O’Connor, Chief Legal Officer
Re: Promissory Note, dated as of November 19, 2024, by and between The Resource Group International Limited, an exempted company incorporated in Bermuda, and Ibex Limited, an exempted company incorporated in Bermuda (the “Note”)
Ladies and Gentlemen:
We refer to the above-referenced Note. Terms defined in the Note have the same meaning herein. We hereby irrevocably elect to convert all of unpaid principal and accrued but unpaid interest under the Loan (the “Conversion Amount”) into Company Shares based on the Conversion Price.

The Resource Group International Limited,
an exempted company incorporated in Bermuda
By:
Name:
Title:

Exhibit A

EXHIBIT B
TRGI Wire Information

[Omitted.]

Exhibit B